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                                                                    Ex-99.1 (c)

                             MERRILL LYNCH NEW SERIES TRUST

                The undersigned, constituting a majority of the Trustees of

           Merrill Lynch New Series Trust (the "Trust"), a Massachusetts

           business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the sole shareholder of the Trust, to the Declaration of Trust of the

           Trust dated the 15th day of July, 1986.


           VOTED: That the Declaration of Trust dated July 15, 1986 be and it hereby is amended to change the name of the Trust from "Merrill Lynch New Series Trust" to "Merrill Lynch Retirement Series Trust" in the following manner:


                           1.1. Name.  The name of the trust created hereby
                                ----
                      (the "Trust", which term shall be deemed to include any Series of the Trust when the context requires) shall be "Merrill Lynch Retirement Series Trust", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series thereof. Each Series of the Trust which shall be established and designated by the Trustees pursuant to Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series. Should the Trustees determine that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as they deem proper and the Trust or Series may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.
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                IN WITNESS WHEREOF, the undersigned have signed this
           certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust, as of the 31st day of December, 1986.


                /s/ Arthur Zeikel                /s/ Melvin R. Seiden
                ---------------------------      -----------------------------
                Arthur Zeikel                    Melvin R. Seiden
                279 Watchung Fork                6 Stegman Terrace
                Westfield, New Jersey 07090      Jersey City, New Jersey 07305



                /s/ Howard R. Hawkins            /s/ Stephen B. Swensrud
                ---------------------------      -----------------------------
                Howard R. Hawkins                Stephen B. Swensrud
                33 Meadow Croft Lane             RFD #2 - Box 403
                Greenwich, Connecticut 06830     East Kingston, New Hampshire
                                                                           03827


                /s/ Walter Mintz                 /s/ Harry Woolf
                ---------------------------      -----------------------------
                Walter Mintz                     Harry Woolf
                923 Fifth Avenue                 Olden Farm
                New York, New York 10021         Olden Lane
                                                 Princeton, New Jersey 08540








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